Exhibit 99.1

World’s First 4K 300-Degree Simulator Unveiled by VirTra at IACP Conference

TEMPE, Ariz. — October 15, 2019 — VirTra, Inc. (NASDAQ: VTSI), a global provider of training simulators for the law enforcement, military, educational, and commercial markets, will debut the first-of-its-kind, Ultra High Definition 300-degree immersive training simulator, which combines five state-of-the-art laser-based 4K projectors, at the International Association of Chiefs of Police (IACP) Conference from October 26-29, 2019.

VirTra began preparing to utilize future 4K high-resolution displays approximately six years ago with the goal of replicating human visual acuity in a new line of simulation products. Given trainees’ dependence on their vision, these advancements are paramount to ensuring simulations are as realistic and effective as possible. By more accurately reproducing objects, subtle visual details, body language, and non-verbal threat cues, these new simulators more perfectly replicate simulations of real-world encounters. In conjunction with the new simulators, VirTra will be releasing updated versions of its certified V-VICTA curriculum, which will include Autism Spectrum Disorders, Special Populations, and Emotionally Disturbed Persons, among others.

“When VirTra released the first affordable 300-degree training simulator in 2004, we pushed the technological limits at that time,” said VirTra’s Chairman and CEO, Bob Ferris. “Today, we’re continuing to push those limits to provide our customers with the most effective and realistic solutions possible. To bring these enhancements to market, our software engineering and digital content teams overcame severe technical challenges to enable human-eye resolution with video-based, interactive training content without any perceptible lag or noticeable visual artifacts across multiple screens.

“Training to correctly handle potentially dangerous individuals in a high-stress, realistic, and dynamic environment is particularly difficult but extremely valuable for law enforcement and military agencies. Research has demonstrated that the more accurately training simulations can reproduce lifelike situations, the more effective that training becomes. This advancement ushers in a new era of simulation realism for both judgmental use-of-force and marksmanship training,”

VirTra’s General Manager, Jason Mulcahy, stated, “Our industry-leading V-VICTA curriculum requires the accurate and timely recognition of an object or movement that could mean the difference between life or death. By leveraging near perfect visual acuity in the simulator, we can now help train officers to recognize and appropriately respond to more subtle nuances in human behavior and movement, which weren’t possible with previous technology. By combining this new advancement with VirTra’s other simulation advantages, we have set a new, higher standard for the industry.”

VirTra will showcase additional products and offerings during the three days at the IACP Conference, including the V-DTS™ driver simulator, V-VICTA™, V-Threat-Fire™, and Advanced Skills Magazines for both handguns and rifles. To learn more about these and other new products, visit VirTra IACP 2019 or visit VirTra at booth #4430 to experience the company’s industry-leading solutions first-hand.

About VirTra:

VirTra (NASDAQ: VTSI) is a global provider of judgmental use of force training simulators, firearms training simulators and driving simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly-effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

About IACP and IACP Conference:

The IACP Annual Conference and Exposition is the largest and most important law enforcement event of the year — more than 16,000 public safety professionals come to learn new techniques, advance their knowledge and careers, and equip their department for ongoing success. The three tenants of conference are training, networking, and exhibit hall education. IACP 2019 spans four days of education and networking. The Exposition Hall is open Sunday-Tuesday of the conference to meet with 600+ vendors showcasing products and services to assist the law enforcement profession. Learn more at: www.theiacpconference.org.

Forward-Looking Statements:

This news release includes certain information that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by terminology such as “could”, “may”, “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “proposed,” “planned,” “potential” and similar expressions, or are those, which, by their nature, refer to future events. All statements, other than statements of historical fact, included herein, including statements about VirTra’s beliefs and expectations, are forward-looking statements. Forward-looking information is necessarily based upon a number of assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking information. Although VirTra believes that such statements are reasonable, it can give no assurance that such forward-looking information will prove to be accurate. VirTra cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward-looking statements as a result of various factors. Accordingly, due to the risks, uncertainties and assumptions inherent in forward-looking information, readers and prospective investors in the Company’s securities should not place undue reliance on forward-looking information. All forward-looking information contained in this press release is given as of the date hereof, is based upon the opinions and estimates of management and information available to management as at the date hereof and is subject to change. The Company assumes no obligation to revise or update forward-looking information to reflect new circumstances, whether as a result of new information, future events or otherwise, except as required by law.

###

Investor Relations Contact:

Matt Glover or Charlie Schumacher

VTSI@gatewayir.com

949-574-3860